SUB-ITEM 77M

Lifestyle Growth PS Series

On September 20, 2016, a Special Meeting of the Shareholders of Franklin Templeton Founding Allocation Trust and Lifestyle Growth PS Series, each a series of John Hancock Variable Insurance Trust was held at 601 Congress Street, Boston, Massachusetts at 10:00 a.m., Eastern Time for the purpose of considering and voting upon:

Acquired Fund	Corresponding Acquiring Fund
Franklin Templeton Founding Allocation Trust	Lifestyle Growth PS Series

Proposal One: Approval of an Agreement and Plan of Reorganization providing for the reorganization of Franklin Templeton Founding Allocation Trust into Lifestyle Growth PS Series.

Shares	Shares Voted
For	71,708,756.102
Against	3,341,969.091
Abstain	7,991,549.495

PROPOSAL ONE PASSED ON September 20, 2016.

International Value Trust

On September 20, 2016, a Special Meeting of the Shareholders of International Core Trust and International Value Trust, each a series of John Hancock Variable Insurance Trust was held at 601 Congress Street, Boston, Massachusetts at 10:00 a.m., Eastern Time for the purpose of considering and voting upon:

Acquired Fund	Corresponding Acquiring Fund
International Core Trust	International Value Trust

Proposal Two: Approval of an Agreement and Plan of Reorganization providing for the reorganization of International Core Trust into International Value Trust.

Shares	Shares Voted
For	54,118,099.785
Against	1,829,732.812
Abstain	3,981,184.964

PROPOSAL TWO PASSED ON September 20, 2016.

500 Index Trust B

On September 20, 2016, a Special Meeting of the Shareholders of U.S. Equity Trust and 500 Index Trust B, each a series of John Hancock Variable Insurance Trust was held at 601 Congress Street, Boston, Massachusetts at 10:00 a.m., Eastern Time for the purpose of considering and voting upon:

Acquired Fund	Corresponding Acquiring Fund
U.S. Equity Trust	500 Index Trust B

Proposal Three: Approval of an Agreement and Plan of Reorganization providing for the reorganization of U.S. Equity Trust into 500 Index Trust B.

Shares	Shares Voted
For	30,091,896.144
Against	1,074,164.154
Abstain	2,432,235.085

PROPOSAL THREE PASSED ON September 20, 2016.

ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77M

Immediately after the close of business on October 21, 2016, the Lifestyle Growth PS Series acquired the assets (subject to all the liabilities) of Franklin Templeton Founding Allocation Trust in exchange for the shares of the Lifestyle Growth PS Series. The transaction was approved by the Board of Trustees of each portfolio on June 20-23, 2016 and by shareholders of the Franklin Templeton Founding Allocation Trust on September 20, 2016. The terms of the transactions are set forth in the Plan of Reorganization dated June 23, 2016, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on October 21, 2016, the International Value Trust acquired the assets (subject to all the liabilities) of International Core Trust in exchange for the shares of the International Value Trust. The transaction was approved by the Board of Trustees of each portfolio on June 20-23, 2016 and by shareholders of the International Core Trust on September 20, 2016. The terms of the transactions are set forth in the Plan of Reorganization dated June 23, 2016, attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on October 21, 2016, the 500 Index Trust B acquired the assets (subject to all the liabilities) of U.S. Equity Trust in exchange for the shares of the 500 Index Trust B. The transaction was approved by the Board of Trustees of each portfolio on June 20-23, 2016 and by shareholders of the U.S. Equity Trust on September 20, 2016. The terms of the transactions are set forth in the Plan of Reorganization dated June 23, 2016, attached as Sub-Item 77Q Exhibit A.